Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of eUniverse, Inc. (the “Company”) for the quarter ended June 30, 2003 as filed with the SEC on or about the date hereof (the “Report”), Brad G. Greenspan, as Chief Executive Officer of the Company, and Thomas J. Flahie, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: October 7, 2003	/s/ Brad G. Greenspan
Brad G. Greenspan
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: October 7, 2003	/s/ Thomas J. Flahie
Thomas J. Flahie
Chief Financial Officer
(Principal Financial Officer)